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                                                                     EXHIBIT 5.1

December 8, 1997

American Communications Services, Inc.
131 National Business Parkway
Annapolis Junction, MD 20701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to the public offering and sale by certain selling stockholders (the "Selling Stockholders") of American Communications Services, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") of up to 3,726,584 shares of the Company's common stock, $.01 par value per share (the "Common Stock") of which (i) 1,659,776 shares (the "Outstanding Common Shares") are outstanding and held by the Selling Stockholders; (ii) 500,000 shares (the "Warrant Shares") are issuable upon exercise of warrants (the "Warrants") held by the Selling Stockholders; and (iii) 1,566,808 shares (the "Option Shares") are issuable upon exercise of certain options (the "Options") of the Company held by the Selling Stockholders.

     In this connection we have prepared and examined the Registration Statement, the Company's Second Restated Certificate of Incorporation, as amended; the Company's By-Laws, as amended; records of applicable corporate proceedings of the Company; and such other documents as we have deemed necessary as a basis for the opinions herein expressed. With respect to such examination we have assumed the legal capacity to sign and the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. With respect to factual matters relevant to such opinion, we have relied, without independent certification thereof, upon certificates of appropriate state and local officials and executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

          1. The Outstanding Common Shares are legally and validly issued, fully paid and non-assessable.

          2. When issued and paid for in accordance with the Warrants, the Warrant Shares will be legally and validly issued, fully paid and non-assessable.

          3. When issued and paid for in accordance with the Options, the Option Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of our name in the Registration Statement and the related Prospectus under the caption "Legal Matters", and we consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ DORSEY & WHITNEY LLP
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                                          DORSEY & WHITNEY LLP